Exhibit 10.7

AMENDMENT NO. 5 TO LETTER AGREEMENT

THIS AMENDMENT NO. 5 TO LETTER AGREEMENT (this “Amendment No. 5”) is made and entered into as of this 15th day of October, 2010 (the “Effective Date”) by and between New United Motor Manufacturing, Inc., a California corporation (“Seller”), and Tesla Motors, Inc., a Delaware corporation (“Buyer”).

RECITALS:

A. Seller and Buyer entered into that certain Letter Agreement dated May 26, 2010, as amended by (i) that certain Amendment No. 1 to Letter Agreement dated June 15, 2010, (ii) those certain e-mail amendments extending the Closing Date dated October 1, 2010 and October 8, 2010, and (iii) that certain Amendment No. 4 to Letter Agreement dated October 13, 2010 (as amended, the “Letter Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase that certain real property in the County of Alameda, State of California, commonly known as 45500 Fremont Boulevard, Fremont, California, as more particularly described in the Letter Agreement, on all of the terms and conditions set forth therein.

B. Seller and Buyer now desire to enter into this Amendment No. 5 to amend the Letter Agreement on the terms and conditions set forth in this Amendment No. 5.

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

A. Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Letter Agreement. Seller and Buyer hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment No. 5.

B. Extension of Closing Date. The Closing Date is extended to October 19, 2010 or such earlier date as may be mutually agreed upon by Seller and Buyer in writing. As used in the Agreement, the terms “Closing” and “Closing Date” shall hereafter mean October 19, 2010 (or such earlier date).

C. No Further Modifications. Except as set forth herein, the Letter Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Letter Agreement and this Amendment No. 5, the terms of this Amendment No. 5 shall control.

D. Governing Law. This Amendment No. 5 shall be governed by, construed and enforced in accordance with, the laws of the State of California.

E. Counterparts. This Amendment No. 5 may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Amendment No. 5 transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed as of the day and year first written above.

SELLER:	New United Motor Manufacturing, Inc.,
a California corporation

	By:	/s/ K. Kelley McKenzie
	Name:	K. Kelley McKenzie
	Title:	General Counsel and Secretary

BUYER:	Tesla Motors, Inc.,
a Delaware corporation

	By:	/s/ Michael Taylor
	Name:	Michael Taylor
	Title:	VP, Finance